Subject to Confidential Treatment Request

Exhibit 10.14

PATENT LICENSE AGREEMENT

For NanoPulse Technology

1.	BACKGROUND

This “Patent License Agreement for Nanopulse Technology” (hereinafter, the “Agreement”) is between the UNIVERSITY OF SOUTHERN CALIFORNIA, (hereinafter “USC”) a California nonprofit corporation with its principal place of business at University Park, Los Angeles, California 90089, and Alfred E. Mann Institute for Biomedical Engineering at the University of Southern California, a non-profit research corporation existing under the laws of the State of Delaware, with its principal place of business at 1042 Downey Way, DRB Building, Suite 101, Los Angeles, CA 90089 (hereinafter “AMI”).

WHEREAS, prior to the “Effective Date” set forth below, USC pursued research conducted by USC persons who were not associated with AMI and which research was not funded by AMI but which was wholly funded by USC and the United States Government; and from which research arose the “PATENTS” set forth below; and

WHEREAS, AMI desires to obtain, and USC is willing to grant, a worldwide license in the “Field of Use” to certain rights in the PATENTS; and

WHEREAS, AMI desires to develop the technology in preparation for the commercialization of one or more of the “PRODUCTS” set forth below; and

WHEREAS, subsequent to such additional research, commercialization of PRODUCTS will ultimately occur through AMI’s sublicensing the PATENTS to a for-profit entity that will invest in the manufacture and sale of PRODUCTS embodying either (i) the PATENTS alone; or (ii) the PATENTS in conjunction with inventions owned by AMI or third parties.

NOW, THEREFORE, in consideration of the covenants herein contained, the parties agree as follows:

2.	DEFINITIONS

For all purposes of this Agreement the following terms shall have the meanings specified below:

(a)	“Effective Date” of this Agreement means the date upon which both parties have signed the Agreement.

(b)	“Field of Use” means biomedical applications, including without limitation [*** Confidential].

(c)

“PATENT” or “PATENTS” means any and all patent applications listed in Exhibit A and any inventions disclosed therein; any and all patents related thereto and all continuations, divisionals, extensions, renewals, reexaminations, and reissues thereof; and any and all

[*** Confidential] indicates material omitted and subject to a confidential information request, which has been filed separately with the SEC.

foreign patent applications and patents issuing from any application filed which corresponds to claims or inventions contained in any of the foregoing patents or patent applications, with regard to which USC has any right.

(d)	“SUBLICENSEE” means any third party sublicensed by AMI to make, sell or import any PRODUCT in accordance with the terms of this Agreement.

(e)	“PRODUCT” or “PRODUCTS” means any article, composition, apparatus, substance, chemical, material, method or service which is made, used, distributed, provided, sold or imported by SUBLICENSEE which utilizes in whole or in part, the PATENTS. A PRODUCT shall be deemed to utilize the PATENTS if in the course of manufacture, use, distribution, sale or import, it would, in the absence of this Agreement, infringe one or more claims of a PATENT which has not been held invalid by a court from which no appeal can be taken.

(f)	“RESEARCH RIGHTS” means the right to use the PATENTS for the purposes of education and of bona fide research, including without limitation any sponsored research; and the right to extend to other academic institutions, with AMI’s prior written approval, which shall not be unreasonably withheld, the right to use the PATENTS for purposes of education and bona fide research.

(g)	“Nanopulse Power Energy” means the PATENTS, know how, and any other inventions or patents within the Field of Use associated with the PATENTS.

(h)	“PATENT EXPENSES” means any [*** Confidential] costs attributable to the prosecution and maintenance costs of the PATENTS related to Nanopulse Power Energy in the Field of Use. Such [*** Confidential], including documented and reasonable [*** Confidential] patent drafting and prosecution activities for the PATENTS (such [*** Confidential] to the respective PATENTS at [*** Confidential]); [*** Confidential] costs associated with responding to office actions; and any other fees and costs directly related to [*** Confidential] associated with the PATENTS related to Nanopulse Power Energy in the Field of Use.

(i)	“Earned Royalty” or “Earned Royalties” means any cash consideration received by AMI for the sale, sublicensing, or other disposition of PRODUCTS. Earned Royalties may include, without limitation, license fees, cash maintenance payments, and cash royalties charged on any sales of PRODUCTS by AMI or a SUBLICENSEE.

(j)	“IP Revenues” means Earned Royalties and any other cash revenues earned by AMI for the sublicensing of the PATENTS and/or the sale or other commercial disposition of the PRODUCTS.

(k)	“Net Revenue” shall have the meaning set forth in paragraph 5(a)(iii).

(l)	“Non-Cash Consideration” means any non-cash consideration received by AMI for the sale, sublicensing, or other disposition of PRODUCTS. Non-Cash Consideration may include, without limitation, shares of equity in a SUBLICENSEE or other security interests received by or held for AMI.

[*** Confidential] indicates material omitted and subject to a confidential information request, which has been filed separately with the SEC.

(m)	“GROSS RECEIPTS” means the gross revenue actually received by SUBLICENSEES for the sale or distribution of any PRODUCT, less the following amounts actually paid by SUBLICENSEES:

(i)	[*** Confidential];

(ii)	[*** Confidential];

(iii)	[*** Confidential] (not including [*** Confidential] as manufactured by the AMI);

(iv)	[*** Confidential];

(v)	[*** Confidential]; and

(vi)	[*** Confidential].

(n)	“ABANDONMENT” or “TO ABANDON” means (i) failing to prosecute or maintain a PATENT in any country; (ii) terminating the prosecution or maintenance of a PATENT in any country; or knowingly, materially, and unreasonably narrowing the claims of any patent application or PATENT in any country.

(o)	“Mandatory Performance Milestones” means the performance milestones set forth in paragraph 25(c).

(p)	“Calendar Year” means the period beginning January 1 and ending December 31.

(q)	“AEMFBE” means the Alfred E. Mann Foundation for Biomedical Engineering, a non-profit corporation existing under the laws of the State of Delaware.

(r)	“Affiliation Agreement” means the agreement among USC, AEMFBE, and AMI entitled “AFFILIATION AGREEMENT” effective February 4, 1998.

3.	LICENSE GRANT AND RETAINED RIGHTS

a. Subject to the terms and conditions as set forth in this Agreement, USC hereby grants to AMI in the Field of Use:

(i)	a worldwide, exclusive license to use, make, sell and import PRODUCTS under the PATENTS; and

(ii)

the right to grant sublicenses under 3(a)(i) to any SUBLICENSEE, provided that for each such sublicense: (1) AMI grants the sublicense at fair market value to receive consideration in the form of IP Revenues and/or Non Cash Consideration, such fair market value determined pursuant to an arms-length negotiation with each said SUBLICENSEE; (2) AMI causes each SUBLICENSEE to indemnify

[*** Confidential] indicates material omitted and subject to a confidential information request, which has been filed separately with the SEC.

and defend AMI and USC at least to the same extent and degree as AMI has agreed to indemnify and defend USC herein; (3) AMI causes each SUBLICENSEE to maintain the insurance coverages as required under paragraph 23(d) herein; (4) each SUBLICENSEE agrees to maintain the records and allow audits by AMI and/or USC as provided in paragraph 8 herein; and (5) each SUBLICENSEE agrees to be bound by any other terms and conditions as pertain to SUBLICENSEES in this Agreement.

b. Notwithstanding any exclusive rights granted herein, USC reserves the RESEARCH RIGHTS.

c. No Prejudice in Sublicensing of Multiple Inventions. If in one or more transactions, AMI grants a sublicense under any of the PATENTS to a SUBLICENSEE and additionally grants to said SUBLICENSEE a license (or a sublicense) under any intellectual property not owned by USC, then AMI shall ensure that each of the sublicensed PATENTS is accorded an equal pro-rata share of the combined value of the said transactions.

d. All licenses granted in this Agreement to inventions conceived or first actually reduced to practice during the course of research funded by a U.S. federal agency are subject to the rights, conditions and limitations imposed by U.S. law, including but not limited to the following:

(i)	The words “exclusive license” or “exclusive rights” as used herein shall mean exclusive except for the royalty free non-exclusive license granted to the U.S. government by USC pursuant to 35 USC Section 202(c)(4) for any PATENT claiming an invention subject to 35 USC Section 201.

(ii)	AMI agrees that for any period in which AMI enjoys an exclusive license hereunder, any PRODUCTS used or sold by AMI or by any SUBLICENSEE in the United States shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from the relevant U.S. federal agency.

(iii)	AMI shall cause each and any SUBLICENSEE to use diligent efforts to achieve practical application of the PATENTS (including the offering for sale of the PRODUCTS) in the Field of Use.

4.	[RESERVED]

5.	REVENUE SHARING

a. Allocation of IP Revenues. Within [*** Confidential] after the close of each Calendar Year, AMI shall allocate any IP Revenues for the applicable Calendar Year in the following order of priority:

(i)	Any IP Revenues shall first be applied by AMI to recoup the cost of any PATENT EXPENSES borne by AML

[*** Confidential] indicates material omitted and subject to a confidential information request, which has been filed separately with the SEC.

(ii)	Any IP Revenues remaining after paragraph 5(a)(i) shall be applied by AMI in reimbursement to USC of any PATENT EXPENSES borne by USC.

(iii)	Any IP Revenues remaining after paragraph 5(a)(ii) shall be known herein as “Net Revenue.” AMI shall pay the following amounts of Net Revenue to [*** Confidential] thereunder receiving [*** Confidential]):

(1) [*** Confidential] percent ([*** Confidential]%) of the first [*** Confidential] of the Net Revenue;

(2) [*** Confidential] percent ([*** Confidential]%) of the next [*** Confidential] of the Net Revenue;

(3) [*** Confidential] percent ([*** Confidential]%) of the next [*** Confidential] of the Net Revenue; and

(4) [*** Confidential] percent ([*** Confidential]%) of any Net Revenue over [*** Confidential].

(iv)	AMI shall divide the balance of any Net Revenue remaining after paragraph 5(a)(iii) among the following entities in the amounts specified below:

(1)	[*** Confidential] percent ([*** Confidential]%) [*** Confidential];

(2)	[*** Confidential] percent ([*** Confidential]%) [*** Confidential]; and

(3)	[*** Confidential] percent ([*** Confidential]%) [*** Confidential].

b. Non-Cash Consideration. If AMI grants any sublicense under the PATENTS or makes any disposition of any PRODUCT to receive Non-Cash Consideration, then AMI shall divide such Non-Cash Consideration among the following entities in the amounts specified below:

(i)	Twelve percent (12%) to the inventors of the sublicensed PATENTS;

(ii)	[*** Confidential] percent ([*** Confidential]%) [*** Confidential];

(iii)	[*** Confidential] percent ([*** Confidential]%) [*** Confidential]; and

(iv)	[*** Confidential] percent ([*** Confidential]%) [*** Confidential].

c. Accounting. Within [*** Confidential] after the close of each Calendar Year, AMI shall deliver to USC a full and accurate accounting of said Calendar Year to include at least the following information:

(i)	Names and addresses of SUBLICENSEES (if any);

(ii)	Total number of PRODUCTS manufactured (by country);

[*** Confidential] indicates material omitted and subject to a confidential information request, which has been filed separately with the SEC.

(iii)	Quantity of each PRODUCT used or sold (by country) by AMI and its SUBLICENSEES;

(iv)	Total GROSS RECEIPTS for each PRODUCT (by country);

(v)	Total IP Revenues (if any) payable to AMI by each SUBLICENSEE; and

(vi)	Total Non-Cash Consideration (if any) payable to AMI by each SUBLICENSEE.

d. Currency Conversion. Any IP Revenues payable to AMI in currency other than United States dollars shall first be calculated in the foreign currency and then converted to United States dollars on the basis of the rate of exchange in effect for purchase of dollars published in the Wall Street Journal on the last business day of the period for which IP Revenues are due to be paid to AMI by the applicable SUBLICENSEE.

6.	PATENT PROSECUTION AND ABANDONMENT OF PATENTS

a. Prosecution and Maintenance by AMI. Within [*** Confidential] of the Effective Date, AMI shall provide instructions to USC such that USC may direct its patent counsel to transfer the prosecution and maintenance of the PATENTS to AMI’s patent counsel (such transfer, the “Transfer of Control.”) Immediately upon the Transfer of Control and thereafter for the remaining term of this Agreement, AMI shall, at its sole expense, file, prosecute and maintain the PATENTS (or shall cause the PATENTS to be filed, prosecuted and maintained) using patent counsel reasonably acceptable to USC, during the course of this Agreement and during the course of any sublicense agreement.

b. Copies of Patent Correspondence. Subsequent to any Transfer of Control, AMI or AMI’s patent counsel shall (i) timely provide USC with copies of all official actions, notices or other correspondence received from the U.S. Patent and Trademark Office or any foreign equivalent pertaining to the PATENTS, (ii) provide USC with filed applications and/or responses and any correspondence sent to the U.S. Patent and Trademark Office or any foreign equivalent pertaining to the PATENTS, and (iii) provide USC with the original issued patent documents, certificates or the equivalents thereof.

c. Abandonment of Patent Rights. At least [*** Confidential] prior to any potential ABANDONMENT of any pending or issued PATENT by AMI, AMI shall provide written notice to USC, and AMI shall not ABANDON any PATENT without the prior written consent by USC, such written consent not to be unreasonably withheld, conditioned or delayed. Upon USC’s consent and AMI’s election to ABANDON any PATENT, all rights granted by USC under said PATENT and AMI’s patent prosecution and maintenance obligations shall revert to USC.

7.	PATENT INFRINGEMENT

a. Defensive Controversy.

AMI shall promptly notify USC of all claims, allegations and notifications of infringement of third party patents. Except for the placing in escrow of Earned Royalties as referred to hereinafter, USC shall have no obligation or liability in the event that legal action is brought against AMI for patent infringement. Such obligation and liability shall be borne by AMI, other than to the extent of the escrow

[*** Confidential] indicates material omitted and subject to a confidential information request, which has been filed separately with the SEC.

referred to below. AMI may choose legal counsel and defend the patent infringement lawsuit. During such lawsuit, AMI may place all of the Earned Royalties due from AMI to USC from sales of the PRODUCT in the country where such lawsuit is pending in an interest-bearing escrow account. The escrow account shall be established in a bank mutually acceptable to both parties under escrow instructions insulating the funds from claims of any creditor to the maximum extent permitted by law. Upon termination of the action, any judgment amount, reasonable attorneys’ fees and costs, may be paid from this escrow account. Should the settlement of any such patent infringement lawsuit involve payment of royalties by AMI to a third party for the continued right to manufacture, use, and sell the PRODUCT, then funds in the escrow account and Earned Royalties payable to USC may be applied against such royalties to a third party. Any funds thereafter remaining in the escrow account shall be paid to USC. The above shall constitute USC’s sole liability and responsibility in the event of such action. Royalties paid to third parties as provided for above shall constitute a deduction from GROSS RECEIPTS for determining Earned Royalties hereunder and shall be included when determining whether the Annual Minimum Royalty provided for in this Agreement has been paid in a given year. During the patent infringement litigation both parties shall keep each other informed in writing of significant developments in the lawsuit.

b. Offensive Controversy.

AMI shall promptly notify USC of any potential infringement of a PATENT of which infringement AMI is aware. In the event that a third party infringes a PATENT, USC shall have the right, at its option and at its own expense, to prosecute any action to enjoin such infringement or to prosecute any claim for damages. [*** Confidential]. At USC’s option, the parties may also agree to jointly pursue infringers. After deduction and payment to the parties of their respective costs and fees (including without limitation reasonable attorneys’ fees) incurred in prosecuting any such actions, the net funds obtained as a result of settlement or of judgment of any such jointly prosecuted action shall be divided in the following manner: [*** Confidential] of all net funds shall be [*** Confidential] by the parties and [*** Confidential] of all the net funds shall [*** Confidential] the parties [*** Confidential] legal fees and costs incurred by the parties in the prosecution of such actions. If funds are insufficient to pay all costs and fees then all of the funds shall be paid to the parties [*** Confidential].

c. During any litigation hereunder both parties shall keep each other timely informed of any significant development in the litigation and provide all reasonably requested technical assistance. During any said controversy, full Earned Royalty payment shall continue, except as otherwise provided herein.

8.	RECORDS

AMI shall keep (and shall cause each SUBLICENSEE to keep) complete, true and accurate books of account and records for the purpose of showing the derivation of all amounts payable to USC under this Agreement. Said books and records shall be kept at AMI’s (or SUBLICENSEE’s, as the case may be) principal place of business for at least [*** Confidential] following the end of the Calendar Year to which they pertain and shall be open at all reasonable times for inspection by a representative of USC for the purpose of auditing AMI’s royalties statement or AMI’s compliance in other respects with this Agreement. Such representative of USC (if any) shall be independent auditor selected by USC. All information obtained as a result of such audit shall be maintained in confidence, except that such auditor may disclose to USC the aggregate amount of Earned Royalties, IP Revenues or Non-Cash Consideration due to USC during each Calendar Year, as determined in such audit. Should an audit by USC show an underpayment of Earned Royalties, IP Revenues or Non-Cash Consideration by more than [*** Confidential], AMI shall immediately pay such underpayment and all interest, as well as for USC’s reasonable audit expenses.

[*** Confidential] indicates material omitted and subject to a confidential information request, which has been filed separately with the SEC.

9.	[RESERVED]

10.	SUBLICENSE NOTIFICATION

At least [*** Confidential] prior to the execution of any sublicense agreement between AMI and any SUBLICENSEE, AMI shall use reasonable efforts to provide USC with draft copies of any term sheets and draft sublicense agreement(s) for USC’s review and comment purposes only. After such execution, AMI shall timely provide USC with a final copy of each fully executed sublicense agreement.

11.	PATENT MARKING

AMI shall use reasonable efforts (and shall cause each SUBLICENSEE to use reasonable efforts) to place all appropriate patent and other intellectual property notices, markings and indicia on product and marketing literature for the PRODUCTS as needed to protect the patent and other intellectual property rights of USC and right for damages for infringement thereof.

12.	PUBLICATIONS

Nothing in this Agreement shall limit or prevent USC or its faculty, students or employees from publishing academic works arising in connection with any issued or published PATENTS.

13.	PUBLICITY

Neither party shall use the name, trade name, trademark or other designation of the other party in connection with any products, promotion or advertising without the prior written permission of the other party.

14.	ASSIGNMENTS/TRANSFERS

Neither party may assign or transfer this Agreement in whole or part to any third party without the prior written permission of the other party.

15.	TERMINATION

a. AMI may terminate this Agreement at any time, for any reason, effective [*** Confidential] after the postmarked date of delivery of written notice to USC.

b. USC may initiate termination of this Agreement by [*** Confidential] days written notice to AMI upon any of the following: (i) upon the material breach of or default of this Agreement by AMI; or (ii) upon any failure of AMI to achieve any of the Mandatory Performance Milestones specified in paragraph 25(c). Said termination shall be effective at the end of such period unless during said period AMI shall cure or remedy such breach or default (or achieve a Mandatory Performance Milestone, as the case may be). No license fees, royalties, or other payments shall be returnable.

[*** Confidential] indicates material omitted and subject to a confidential information request, which has been filed separately with the SEC.

c. For purposes of paragraph 15(b), a material breach or default of this Agreement shall include but not be limited to each of the following: (i) AMI attempts to use, sublicense, transfer or assign its rights or obligations under this Agreement in violation of paragraph 14 of this Agreement or in violation of USC’s proprietary rights in the PATENTS; or (ii) AMI fails to secure or maintain the insurance coverages required by paragraph 23 hereof.

d. Notwithstanding the provisions of paragraph 15(b), USC may terminate this Agreement effective immediately upon the postmarked date of delivery of written notice to AMI if AMI makes an assignment for the benefit of creditors, or has a bankruptcy petition filed by or against it which is not vacated within [*** Confidential], or a receiver or trustee in bankruptcy or similar officer is appointed to take charge of all or part of AMI’s property.

e. Upon any termination of this Agreement all rights granted to or provided by each party to the other shall automatically and irrevocably revert to the granting party. Any sublicenses granted by AMI to SUBL10ENSEES shall immediately terminate upon any termination of this Agreement.

f. Surviving any valid termination of this Agreement are:

(i)	Any financial or fiduciary obligations that have matured prior to any termination of this Agreement, such as without limitation the allocation of any IP Revenues and Non-Cash Consideration specified in paragraph 5;

(ii)	AMI’s obligation of Paragraph 8 to keep and allow a final audit;

(iii)	Any cause of action or claim of AMI or USC, accrued or to accrue, because of any breach or default by the other party; and

(iv)	The provisions of Paragraphs 21, 22, 23, and 29.

g. Upon termination of this Agreement, AMI agrees to immediately discontinue (and shall cause each SUBLICENSEE to discontinue) the manufacture and sale of the PRODUCTS and the use of the PATENTS. Within[*** Confidential] after such termination, AMI shall provide USC with a written inventory of all PRODUCTS currently in its stock (and in the stock of any SUBLICENSEE) as of the date of termination (the “INVENTORY”). USC shall have the option to grant to AMI and/or each SUBLICENSEE the privilege of disposing of such INVENTORY at normal prices within [*** Confidential] after said termination. The disposition of all such INVENTORY, however, shall be subject to all of the terms and conditions of this Agreement. After the [*** Confidential] sell-off period, AMI shall destroy or return to USC all remaining unsold PRODUCTS in its possession, all equipment used by AMI and any SUBLICENSEE in the manufacture of the PRODUCTS and all packaging and marketing materials in its possession pertaining to the PRODUCTS, and shall certify their destruction or return to USC specifying the number of each destroyed or returned. All payment obligations hereunder, including without limitation any portion of the IP Revenues and Non-Cash Consideration corresponding to the then-current Calendar Year that remains unpaid as of the effective date of termination, shall be accelerated and shall become immediately due and payable.

[*** Confidential] indicates material omitted and subject to a confidential information request, which has been filed separately with the SEC.

16.	NOTICES, REPORTS AND PAYMENTS

Any notice, report or payment permitted or required under this Agreement shall be in writing, and shall be sent or delivered to the receiving party at the address set forth below or at such address as either party may from time to time designate in writing.

USC:	USC Stevens Licensing Office
University of Southern California
3740 McClintock Ave
Hughes Center EEB 131
Los Angeles, CA 90089-2561
Attn: Director

AMI:	Alfred E. Mann Institute for Biomedical Engineering
1042 Downey Way
DRB Building, Suite 101
Los Angeles, CA 90089

17.	PARAGRAPH HEADINGS, CONSTRUCTION

a. Paragraph headings are for the convenience of this Agreement only and shall not add to or detract from the interpretation of any of the terms or provisions of this Agreement.

b. When used in this Agreement, the singular includes the plural, and the plural includes the singular.

18.	SEVERABILITY

If any provision of this Agreement is held invalid under any law applicable to the parties and/or assignees, that provision shall be considered severable and its invalidity shall not affect the remainder of this Agreement, which shall continue in full force and effect.

19.	CONTROLLING LAW, JURISDICTION AND VENUE

This Agreement shall be deemed to be executed and to be performed in the State of California, and shall be construed in accordance with the laws of the State of California as to all matters, including but not limited to matters of validity, construction, effect and performance. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this agreement, such controversy, claim or dispute shall be tried exclusively in the courts of the State of California or in the United States Federal District Court for the Central District of California. Each of the parties hereby waives any defense of lack of in personam jurisdiction, improper venue and forum non conveniens. Service of process shall be made as required by law. Both parties hereby submit to the jurisdiction of the court so selected, to the exclusion of any other courts which may have had jurisdiction apart from this paragraph 19.

20.	TERM OF THE AGREEMENT

The term of this Agreement shall commence on the Effective Date and continue in effect, except as otherwise terminated pursuant to the other provisions of this Agreement, until the expiration of the last to expire of the PATENTS or twenty (20) years from the Effective Date of this Agreement, whichever is longer.

[*** Confidential] indicates material omitted and subject to a confidential information request, which has been filed separately with the SEC.

21.	WARRANTIES AND NEGATION OF WARRANTIES

a. USC represents and warrants that it has the right to grant the licenses to the PATENTS set forth herein and that it has not granted to any third party any right or interest in any of the PATENTS that is inconsistent with the rights granted to AMI herein.

b. Nothing in this Agreement shall be construed as:

(i)	a warranty or representation by USC as to the validity or scope of any of the PATENTS;

(ii)	a warranty or representation that any PRODUCTS made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties;

(iii)	an obligation to bring or prosecute actions or suits against third parties for infringement; or

(iv)	conferring the rights to use in advertising, publicity or otherwise any trademark, trade name, or names or any contraction, abbreviation, simulation or adoption thereof, of USC.

c. USC MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, nor does USC represent that the rights granted hereunder will result in PRODUCTS that are commercially successful.

22.	INDEMNIFICATION

a. AMI and each SUBLICENSEE shall defend, indemnify and hold harmless USC and its trustees, officers, medical and professional staff, employees and agents and their respective successors, heirs and assigns (the “Indemnitees”), against [*** Confidential] liabilities, demands, losses, costs, and expenses (including without limitation attorneys’ fees) incurred by or imposed upon the Indemnitees or any one of them in connection with any third party claims, suits, actions, demands or judgments arising out of any theory of liability (including but not limited to, actions in the form of tort, warranty, or strict liability) for death, personal injury, illness, or property damage arising from AMI or SUBLICENSEE’s use, sale, or other disposition of the PATENTS, or PRODUCTS, with the exception of such harm caused by the actions of Indemnitee.

b. AMI agrees, at its own expense, (and AMI shall cause each SUBLICENSEE at its own expense) to provide attorneys reasonably acceptable to USC to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought. To the extent that any proposed settlement directly affects USC, AMI shall obtain the approval of USC before finally agreeing to such settlement proposal, which consent shall not be unreasonably withheld.

[*** Confidential] indicates material omitted and subject to a confidential information request, which has been filed separately with the SEC.

23.	INSURANCE

a. AMI Insurance. AMI shall procure and maintain in effect a [*** Confidential] liability policy of insurance (the “Policy”) which shall at all times (1) be acceptable to USC; (2) provide to AMI [*** Confidential] coverage for [*** Confidential] and [*** Confidential] coverage for AMI’s indemnification obligations herein; and (3) provide [*** Confidential] coverage [*** Confidential] to protect AMI from any and all adverse claims which may be asserted against AMI, its trustees, officers, medical and professional staff, employees and agents and their respective successors, heirs and assigns. A Certificate evidencing the [*** Confidential] shall be timely delivered to USC at any time such coverages are renewed and upon any request by USC. AMI shall maintain [*** Confidential] after any termination of this Agreement. The insurance coverage required under this paragraph 23(a) shall not be construed to create a limit of AMI’s liability with respect to its indemnification in Paragraph 22 or any other provision of this Agreement.

b. USC Insurance. If mutually agreeable to AMI and USC for any period of time, USC may add AMI to its [*** Confidential] liability coverage, provided that [*** Confidential]. During any such period, AMI’s obligations under paragraph 23(a) shall be deemed satisfied.

c. Cancellations. In the event of any cancellation or material change in coverage under any Policy, AMI shall provide [*** Confidential] written notice to USC before any such cancellation or material change shall be effective.

d. Sublicensee Insurance. AMI shall include in the provisions of any sublicense agreement an obligation of SUBLICENSEE to indemnify AMI and USC to the same extent and degree as AMI has agreed to indemnify USC herein and to procure and maintain in effect at all times during which the SUBLICENSEE manufactures, uses, sells, leases, or otherwise transfers or disposes of PRODUCTS and [*** Confidential] but in any event [*** Confidential], a [*** Confidential] liability policy of insurance naming both AMI and USC as additional insureds. Such [*** Confidential] liability insurance shall provide to SUBLICENSEE (1) [*** Confidential] coverage for [*** Confidential] and [*** Confidential] coverage for SUBLICENSEE’s indemnification obligations to AMI and USC; and (2) [*** Confidential] not less than the minimum coverages as follows:

(i)	Prior to such time and in each country where PRODUCT, or any modification thereof, is [*** Confidential] by such SUBLICENSEE or administered to [*** Confidential] said [*** Confidential] coverages shall be [*** Confidential] and [*** Confidential].

(ii)	During such time and in each country where PRODUCT, or any modification thereof, is [*** Confidential] by such SUBLICENSEE, said [*** Confidential]coverages shall be[*** Confidential].

(iii)	During such time and in each country where PRODUCT, or any modification thereof, is administered to [*** Confidential]for any purpose [*** Confidential] as specified in paragraph 23(d)(2)(ii), said [*** Confidential] coverages shall be [*** Confidential].

[*** Confidential] indicates material omitted and subject to a confidential information request, which has been filed separately with the SEC.

e. Certificate of Insurance and Self-Insurance by Sublicensee. A Certificate evidencing the [*** Confidential] liability policy of a SUBLICENSEE shall be timely delivered to USC after AMI’s execution of each and any sublicense agreement and a Certificate evidencing the product liability coverage shall be delivered prior to first manufacture of any PRODUCTS by the SUBLICENSEE. In the event a prospective SUBLICENSEE does not maintain such insurance, but is self-insured, or carries a substantial self-retention, then AMI must request USC’s written permission prior to AMI’s grant of sublicense to said prospective SUBLICENSEE; whereupon such request, USC may grant permission for such sublicense only if, in the sole discretion of USC, the [*** Confidential] of such prospective SUBLICENSEE are deemed sufficient to protect USC’s economic interests in the event of claims, liability, demands, damages, expenses and losses from [*** Confidential].

24.	ATTORNEYS’ FEES

In any action on or concerning this Agreement, the [*** Confidential] reasonable attorneys’ fees, costs and necessary disbursements, [*** Confidential].

25.	COMMERCIAL PERFORMANCE

a. [*** Confidential] Reports.

AMI shall [*** Confidential] to test, develop the PRODUCT for commercial purposes [*** Confidential]. [*** Confidential] during the term of this Agreement, AMI shall submit to USC a report (the “[*** Confidential] Report”) detailing AMI’s [*** Confidential] for [*** Confidential] as well as [*** Confidential] which AMI undertook [*** Confidential]. The reports shall identify [*** Confidential] demonstrating that the AMI is [*** Confidential]. USC shall treat the [*** Confidential] Report as confidential and shall not disclose the contents of the report outside of USC.

b. Company Visitation Rights.

[*** Confidential] after the Effective Date, a representative of USC shall have the option to visit [*** Confidential] AMI and of each SUBLICENSEE, upon reasonable prior notice, to be presented with [*** Confidential] organized to support the [*** Confidential] of the PATENTS and the [*** Confidential] of the PRODUCTS.

c. Mandatory Performance Milestones.

If AMI fails to reach any of the milestones 25.c.i or 25.c.ii below (such milestones, the “Mandatory Performance Milestones”), then USC shall thereafter have the option at any time to terminate the Agreement upon written notice to AMI, as provided in paragraph 15(b):

25.c.i. Product Research. AMI shall fund product research efforts to[*** Confidential] certain PRODUCTS; such funding to be supported by [*** Confidential], until such time as AMI enters into a definitive written sublicense agreement with a SUBLICENSEE to [*** Confidential] the PRODUCTS.

25.c.ii. Sublicensing Diligence. Prior to [*** Confidential] of the Effective Date of this Agreement, AMI shall enter into a definitive written sublicense agreement with a

[*** Confidential] indicates material omitted and subject to a confidential information request, which has been filed separately with the SEC.

SUBLICENSEE to [*** Confidential] the PRODUCTS, the terms and conditions of which sublicense agreement shall be consistent with the relevant terms and conditions of this Agreement.

26.	EXPORT CONTROLS

It is understood that USC is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (such laws include the Arms Export Control Act, as amended and the Export Administration Act), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities by the AMI may require a license from the cognizant agency of the United States Government and/or written assurances by AMI that AMI shall not export data or commodities to certain foreign countries without prior approval of such agency. USC neither represents that a license shall not be required nor that, if required, it shall be issued. AMI shall not engage in any activity in connection with this Agreement that is in violation of any applicable U.S. law.

27.	INDEPENDENT CONTRACTOR

In rendering performances under this Agreement, AMI will function solely as an independent contractor and not as agent, partner, employee or joint venturer with USC. Nothing in this Agreement shall be deemed or construed to create the relationship of principal and agent, or of partnership or joint venture, and neither party shall hold itself out as an agent, legal representative, partner, subsidiary, joint venturer, servant or employee of the other. Neither party nor any officer, employee, agent or representative thereof shall, in any event, have any right, collectively or individually, to bind the other party, to make any representations or warranties, to accept service of process, to receive notice or to perform any act or thing on behalf of the other party, except as expressly authorized under this Agreement or in writing by such other party in its sole discretion.

28.	WAIVER

No waiver by either party of any default or breach shall be deemed as a waiver of prior or subsequent default or breach of the same or other provisions of this Agreement.

29.	LIMITATION OF LIABILITY

EXCEPT FOR AMI’S INDEMNIFICATION OBLIGATIONS HEREIN, TO THE MAXIMUM EXTENT PERMITTED BY LAW, IN NO EVENT WILL EITHER PARTY BE RESPONSIBLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING DAMAGES FOR LOST GOODWILL, LOST PROFITS, LOST BUSINESS OR OTHER INDIRECT ECONOMIC DAMAGES, WHETHER SUCH CLAIM FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES IS BASED ON CONTRACT, NEGLIGENCE, TORT (INCLUDING STRICT LIABILITY) OR OTHER LEGAL THEORY, AS A RESULT OF A BREACH OF ANY WARRANTY OR ANY OTHER TERM OF THIS AGREEMENT, AND REGARDLESS OF WHETHER A PARTY WAS ADVISED OR HAD REASON TO KNOW OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

[*** Confidential] indicates material omitted and subject to a confidential information request, which has been filed separately with the SEC.

30.	PRECEDENTS

For the avoidance of doubt with respect to the the subject matter hereof: In the event of any conflict between the provisions of this Agreement and the provisions of the Affiliation Agreement, the provisions of this Agreement shall prevail.

31.	ENTIRE AGREEMENT

This Agreement together constitute the entire agreement between the parties concerning the subject matter hereof. No amendment, modification, extension or cancellation of this Agreement shall be binding on the parties unless mutually agreed to and executed in writing by each of the parties.

UNIVERSITY OF SOUTHERN CALIFORNIA

By:	/S/ Dennis F. Dougherty

Dennis F. Dougherty, Sr. Vice President, Finance, CFO

ALFRED E. MANN INSTITUTE FOR BIOMEDICAL ENGINEERING AT THE UNIVERSITY OF SOUTHERN CALIFORNIA

By:	/S/ Jonathan Lasch

Jonathan Lasch, Director

[*** Confidential] indicates material omitted and subject to a confidential information request, which has been filed separately with the SEC.

Exhibit A

NanoPulse Technologies

Patents and Patent Applications

	ApplicationSerial#	Date Filing	Issued Date	Jurisdiction	Title

237A	[*** Confidential]	[*** Confidential]	TBA	[*** Confidential]	[*** Confidential]

237A	[*** Confidential]	[*** Confidential]	TBA	[*** Confidential]	[*** Confidential]

237B	[*** Confidential]	[*** Confidential]	TBA	[*** Confidential]	[*** Confidential]

634A	[*** Confidential]	[*** Confidential]	TBA	[*** Confidential]	[*** Confidential]

887	TBA	TBA	TBA	[*** Confidential]	[*** Confidential]

930	[*** Confidential]	[*** Confidential]	TBA	[*** Confidential]	[*** Confidential]

[*** Confidential] indicates material omitted and subject to a confidential information request, which has been filed separately with the SEC.